UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2013

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434

(Address of principal executive offices) (Zip Code)

978-289-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Credit Agreement and Senior Subordinated Loan Agreement

Effective as of December 27, 2013, Dynamics Research Corporation (the “Company”) amended (a) its Credit Agreement with Bank of America, N.A., as administrative agent and (b) its Senior Subordinated Loan Agreement with Ares Mezzanine Partners, L.P. as lead investor. Solely for purposes of determining compliance by the Company and its Subsidiaries with their financial covenants contained in the Credit Agreement and the Senior Subordinated Loan Agreement (i.e., the Consolidated Fixed Charge Coverage Ratio, the Consolidated Senior Leverage Ratio and the Consolidated Total Leverage Ratio), the amendments adjusted the calculation of Consolidated EBITDA to exclude from such calculation the impact of the non-recurring expenses incurred by the Company during the fiscal quarters ending June 30, 2013, September 30, 2013 and December 31, 2013 in the aggregate amount of not more than $1,600,000 and attributable to certain professional services and other fees, charges and other amounts incurred in connection with strategic initiatives of the Company.

This description of the amendments to the Company’s Credit Agreement and Senior Subordinated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments to the Credit Agreement and Senior Subordinated Loan Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

By:	/s/ David Keleher
David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

December 30, 2013

Exhibit Index

Exhibit Number	Exhibit Name	Location
10.1	Amendment No. 6 to Credit Agreement, dated as of December 27, 2013, among Dynamics Research Corporation, the Borrower, the Guarantors, each Lender party and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.	Filed herewith.

10.2	Amendment No. 5 to Senior Subordinated Loan Agreement, dated as of December 27, 2013 among Dynamics Research Corporation, the Borrower, the Guarantors, Ares Mezzanine Partners, L.P., as the Lead Investor and other Lenders from time to time party thereto.	Filed herewith.

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